UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2014

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road
Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

The response in the second and third paragraphs of Item 5.02 below is included and incorporated by reference in its entirety.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2014, Cubic Energy, Inc. (the “Company”) hired Scott M. Pinsonnault, age 43, as its new Chief Financial Officer and Senior Vice President.  From September 2012 through March 2014, Mr. Pinsonnault was a Director with Deloitte Financial Advisory Services, now known as Deloitte Business Transaction Analytics.  While at Deloitte, his duties included serving as a financial and restructuring advisor, expert witness, interim officer and manager, and turnaround manager.  From October 2011 through August 2012, he served as Vice President of SFC Energy Partners, a $1 billion upstream oil and gas private equity fund based in Denver, Colorado.  While at SFC Energy Partners, he sourced and originated upstream oil and gas investments.  From February 2011 through October 2011, he served as Managing Director of Project Finance for Unicredit Bank AG, a German and Italian bank with its US headquarters in New York, New York.  While at Unicredit Bank, his duties included originating and managing upstream oil and gas reserve-based loan and other project finance transactions.  From January 2009 through February 2011, he was a Director with Bridge Associates, LLC, a professional services firm.  While there, his duties included serving as a financial and restructuring advisor, expert witness, interim officer and manager, and turnaround manager.  Mr. Pinsonnault received a B.S. in Geology from St. Lawrence University, an M.S. in Geology and Geophysics from Texas A&M University, and an M.B.A in Finance and Management from Tulane University.

Concurrently with his hire, the Company entered into an employment agreement with Mr. Pinsonnault.  The agreement provides for a base salary of $325,000, on an annual basis, and a term of employment of three years.  The agreement also provides for commencement payments in the aggregate amount of $187,500, as well as eligibility for certain bonuses and incentive compensation.  The agreement also provides for a monthly medical expense reimbursement of $1,500.  The agreement is subject to early termination by the Company in the event that Mr. Pinsonnault dies, becomes disabled or commits an act constituting “Cause,” as defined in the agreement.  If Mr. Pinsonnault’s employment is terminated prior to the end of the term by the Company, other than due to Mr. Pinsonnault’s death, disability or Cause, then the Company is required to pay all remaining base salary through the end of the term.

The above summary of the employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.01.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                                                Employment Agreement between the Company and Scott M. Pinsonnault, dated March 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2014	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon S. Ross, Executive Vice President and Secretary